UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MRLN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Marlin Business Services Corp. (the “Company”) has been working diligently to satisfy all conditions necessary to complete the proposed merger with a subsidiary of funds managed by HPS Investment Partners LLC, including the condition that the Company’s wholly-owned subsidiary Marlin Business Bank (the “Bank”) surrender its banking licenses and authority and terminate its Federal Deposit Insurance Corporation (“FDIC”) deposit insurance. In furtherance thereof, on December 30, 2021, the Bank completed the transfer of its portfolio of brokered certificates of deposit held through The Depository Trust Company to an FDIC-insured depository institution pursuant to the previously disclosed deposit assignment and assumption agreement entered into on October 8, 2021.

The deposits subject to the above-described transfer constituted all of the Bank’s then-remaining deposit liabilities, such that immediately upon giving effect to the transfer, the Bank no longer held any deposits. Therefore, on January 3, 2022, the Bank (i) formally surrendered its banking charter to the Utah Department of Financial Institutions, requesting that such surrender be effective upon the close of business on January 7, 2022 and (ii) submitted to the FDIC a certification of the assumption of all the Bank’s deposit liabilities pursuant to Federal Deposit Insurance Act Section 8(q) and 12 C.F.R. § 307.2.

Immediately following the anticipated receipt on or about January 7, 2022 of the Utah Department of Financial Institutions’ formal acceptance of the surrender of the Bank’s bank charter, the Company intends to work expeditiously with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to cancel the Bank’s Federal Reserve Bank of San Francisco capital stock and terminate its membership in the Federal Reserve and deregister as a bank holding company.

Cautionary Statement Concerning Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed merger between the Company and a subsidiary of funds managed by HPS Investment Partners LLC, the anticipated timing of the transaction and the business of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this report, including, but not limited to:

•	the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company common stock;

•	the risk that required approvals of the merger may not be obtained, or that the de-banking of the Bank may not be consummated, on the terms expected or on the anticipated schedule or at all;

•	the risk that the parties to the merger agreement may fail to satisfy other conditions to the consummation of the merger or meet expectations regarding the timing and consummation of the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results, employees and business generally;

•	the risk that the proposed merger disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the merger;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of legal proceedings that may be instituted against the Company related to the merger agreement or the merger;

•	the amount of unexpected costs, fees, expenses and other charges related to the merger; and

•	political instability.

For additional factors that could materially affect our financial results and our business generally, please refer to the Company’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and the other reports filed by the Company with the SEC. The Company undertakes no obligation to revise these statements following the date of this communication, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: January 3, 2022	By:	/s/Ryan Melcher
	Name:	Ryan Melcher
	Title:	Senior Vice President, General Counsel